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                                                                    Exhibit 10.6

THIS AGREEMENT (the "Agreement") is made and entered into this 5th day of March, 1999, by and between ROBERT A. SHEETS (the "Executive"), and STANDARD COMMERCIAL CORPORATION, a North Carolina corporation with principal offices in Wilson, North Carolina (the "Company").

                                R E C I T A L S:

WHEREAS, the Company is primarily engaged in the business of purchasing, processing and selling tobacco and wool at wholesale internationally and within the United States of America; and

WHEREAS, the Company and the Executive desire to provide for Executive's continued employment with the Company as an executive; and

WHEREAS the Company is willing to employ the Executive, and the Executive is willing to accept such employment upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual promises and premises of the parties herein expressed, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Section One - Employment of Executive/Duties

     A. The Company hereby employs the Executive, and the Executive agrees to be employed by the Company in the capacity of Chief Financial Officer, subject to the terms and conditions herein set forth. The Executive will report to the President and CEO.

     B. The Executive shall be responsible for maintaining the current and long term effectiveness and efficiency of all financial functions of the Company, including without limitation the supervision and oversight of the following departments or divisions: corporate treasury, corporate comptroller, investor relations, financial and strategic planning and development, information systems, tax and external auditing. Further, the Executive shall be accountable for ensuring that the accounting records of the Company are prepared, maintained and reported in accordance with generally accepted accounting principles, and that all ledgers reconcile.

     C. The Executive shall devote his time, skill, attention and best efforts to the business of the Company. Such time of the Executive shall be devoted as shall be reasonably required to promote and protect the bets interest of the Company. The Executive may serve as a director of or consultant to other corporations only to the extent that such duties are known to and approved by the CEO. The Executive shall not be restricted in making personal investments unless they are prohibited under this Agreement or otherwise detract from the time and attention devoted to the business of the Company.

Section Two - Compensation

     A. The Company shall pay the Executive an Annual Base Salary at the rate of one hundred fifty thousand and no one-hundredths dollars ($150,000.00) per year, payable in equal monthly installments unless the Company sets a different periodic basis for the payment of salaries, less deductions authorized by law. The Company shall review the Executive's salary annually.

     B. Executive shall be entitled to participate in the fringe benefit program which the Company may establish and modify from time to time for the benefit of all its executive and

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management employees, including, but not limited to, health insurance, disability insurance, qualified stock option plans, non-qualified stock option plans, qualified retirement plans, non-qualified retirement plans, life insurance plans and executive incentive compensation plans, provided that the benefits shall not be duplicated for any specific benefit afforded Executive under the terms of this Agreement.

Section Three- Vacation and Sick Leave

     A. During the term of his employment hereunder, the Executive shall be entitled to and receive as an additional benefit annual vacation leave of four
(4) weeks per year, during which time his compensation shall be paid in full. Such vacation shall be taken by the Executive and the Company. Earned vacations not taken in a calendar year may be accrued and carried forward to the following calendar year, or for such longer period, if any, as shall be consistent with the vacation policy of the Company for its executive officers. Any unused vacation leave existing at the time the Executive ceases to be employed by the Company shall be paid to him in cash at his then-current Annual Base Salary.

     B. The Executive shall also be eligible for, and receive as an additional benefit, annual sick leave in accordance with the then-existing rules and regulations adopted and modified by the Company from time to time for its executive officers.

Section Four - Restrictive Covenants and Confidentiality of Customer Lists and Trade Secrets

     The Executive agrees that during the term of his employment and permanently following termination of such employment for any reason whatsoever, he will not disclose to any person, firm, association, partnership, corporation, or other entity, other than in the discharge of his duties hereunder or pursuant to order of court, any governmental agency or body, or at the request of the Company, any information the disclosure of which is adverse to the business of the Company, including without limitation information relating to: (1) the business operations or internal structure of the Company; (2) the customers of the Company; (3) the financial operation of the Company; and (4) other information of a secret or proprietary nature, including but not limited to trade secrets, technical data, sales figures and forecasts, marketing analysis and studies, customer and price lists, including any and all of the foregoing confidential information of any affiliates or subsidiaries of the Company. All papers and records of every kind, including all memoranda, lists, tapes, notes, sketches, designs, plans, data and other documents, whether or not made or prepared by the Executive, relating to the business and affairs of the Company, its successors, affiliates and subsidiaries, or to any business or field of investigation of the Company which shall at any time come into the possession or control of the Executive, shall be surrendered to the Company, at the Company's expense, upon written requests received while either the Executive is in the employ of the Company or after such employment shall have ceased.

Section Five - Change of Control

     Should there be a change in control of the Company either through a sale of its stock or through a sale of its assets, and the acquirer of control does not offer the Executive employment acceptable to him, the Company shall pay to the Executive a sum of equal to two (2) years' salary based on Executive's then-Annual Base Salary. In addition, the Executive shall also be entitled to receive at such time, in one lump sum, such portion of his Annual Base Salary earned prior to the date of such termination but then unpaid.

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Section Six - Termination

     A. The Company may at any time terminate this Agreement for cause. For this purpose, "cause" is defined to mean that the Executive has (i) been guilty of serious neglect or misconduct in carrying out his responsibilities and obligations hereunder; or (ii) failed or refused faithfully and diligently to perform the customary duties of his employment or failed to adhere to the provisions of this Agreement; or (iii) failed or refused to comply with the reasonable policies, rules and regulations established from time to time by the Company's Board of Directors, and duly authorized committee thereof, or the CEO; or (iv) has violated the provisions of Section Four hereof.

     B. The Company may terminate this Agreement at any time, other than for cause, on thirty (30) days' prior written notice, in which event the Company shall for the one (1) year immediately following such termination continue to pay to the Executive the equivalent, less deductions authorized by law, of his Annual Base Salary at the time of such termination, and shall continue to provide the Executive at its cost, with health and life insurance coverage equivalent to that in effect for the Executive at the time of termination. In addition, the Executive shall also be paid in one lump sum such portion of his Annual Base Salary earned prior to such date of termination, but then unpaid.

Section Seven - Miscellaneous

     A. The Company shall indemnify the Executive in his capacity as an executive officer of the Company consistent with, and subject to, the terms and conditions relating to indemnification contained in the Articles of Incorporation and Bylaws of the Company. This indemnity obligation shall survive the termination of this Agreement.

     B. This Agreement shall not be assignable by the Executive nor shall his duties hereunder be delegable by the Executive. Further, this Agreement shall inure to the benefit of and be binding upon any corporate or other successor(s) of the Company which may acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of the Company, and shall otherwise be binding upon the parties hereto, and their respective heirs, executors, administrators, successors and assigns, as appropriate.

     C. This Agreement supersedes and cancels all prior agreements and understandings between the parties with respect to Executive's employment by the Company, and constitutes the entire agreement between the parties with respect to such matter.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have made and entered into this Agreement as of the day and year first above written.


                                             /s/ Robert A. Sheets
                                             --------------------------------
                                             Robert A. Sheets


                                             STANDARD COMMERCIAL CORPORATION

                                             By: /s/ R E Harrison
                                                ------------------------------
                                                    President & CEO

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